Exhibit 10.2



                    AMENDMENT NO. 1 TO TERM LOAN AGREEMENT
                    --------------------------------------



      This AMENDMENT NO. 1 TO TERM LOAN AGREEMENT (this "Amendment No. 1") is made as of June 20, 2005 by and among (a) Reckson Operating Partnership, L.P. (the "Borrower"), (b) the Lenders party hereto, and (c) Citicorp North America, Inc., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders.

      WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Term Loan Agreement dated as of May 12, 2005 (the "Term Loan Agreement"), pursuant to which the Lenders agreed to make a loan to the Borrower on the terms and conditions set forth therein;

      WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Term Loan Agreement, and the Lenders party hereto are willing to so amend certain provisions of the Term Loan Agreement on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and fully intending to be legally bound by this Amendment No. 1, the parties hereto agree as follows:

      1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Term Loan Agreement.

      2. Amendments to Term Loan Agreement. As of the Effective Date (as defined in ss.4 hereof) the Term Loan Agreement is amended as follows:

           2.1. Amendments to Section 1.1. Section 1.1. is hereby amended as follows:

                2.1.1. The definition of the term "Adjusted Unencumbered NOI" is hereby amended by restating the proviso at the end of such definition to read as follows:

                "provided, clause (ii) above shall not exceed twenty percent (20%) of Adjusted Unencumbered NOI; clause (iii) above shall not exceed ten percent (10%) of Adjusted Unencumbered NOI; and clause
           (iv) above shall not exceed fifteen percent (15%) of Adjusted Unencumbered NOI."


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                2.1.2. The definition of the term "Applicable Margin" is
           hereby amended by deleting the table set forth therein in its entirety and substituting the following table in place thereof:


                       Range of                                      Applicable
                    the Borrower's              Applicable           Margin for
                     Credit Rating            Margin for Euro        Base Rate
                     (S&P/Moody's              Dollar Loans            Loans
                   or other Ratings)           (% per annum)       (% per annum)
           ------------------------------    -----------------     -------------

           A-/A3 or their equivalent or            0.50                  0
           higher
           BBB+/Baa1 or their equivalent          0.525                  0
           BBB/Baa2 or their equivalent            0.60                  0
           BBB-/Baa3 or their equivalent           0.80                  0
           Below BBB-/Baa3 or their                1.10                  0
           equivalent or unrated



                2.1.3. The definition of the term "Capital Expenditure Coverage Reserve Amounts" is hereby amended by inserting the words "; provided that all properties that are subject to a Triple Net Lease shall be excluded from the foregoing calculation of the Capital Expenditure Coverage Reserve Amounts" at the end of such definition after the word "Assets".

                2.1.4. The definition of the term "Capital Expenditure Valuation Reserve Amounts" is hereby amended by inserting the words "; provided that all properties that are subject to a Triple Net Lease shall be excluded from the foregoing calculation of the Capital Expenditure Valuation Reserve Amounts" at the end of such definition after the word "Assets".

                2.1.5. The definition of the term "Indebtedness" is hereby amended by inserting the words ", other than any undrawn letter of credit to the extent that such letter of credit supports any Contractual Obligation with a term of less than ninety (90) days," at the end of clause (a)(iii) of such definition.


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                2.1.6. The definition of the term "New York City Asset" is hereby amended and restated in its entirety as follows:

                ""New York City Asset" means (i) Real Property which is Class A office property located in the borough of Manhattan, New York, New York or (ii) Real Property which is Class A office property located in any other borough of New York, New York and is substantially similar to Class A office properties located in the borough of Manhattan, New York, New York, and in each case which is owned or ground-leased by one of the Consolidated Businesses or Joint Ventures."

                2.1.7. The definition of the term "Total Unencumbered Value" is hereby amended by restating the second sentence of the second paragraph of such definition to read as follows:

                "Clause (iii) shall not exceed ten percent (10%) of Total Unencumbered Value."

                2.1.8. The definition of the term "Total Value" is hereby amended and restated in its entirety as follows:

                ""Total Value" means (a) the sum of (i) Valuation NOI divided by (A) seven and one-half percent (7.50%) for all New York City Assets, (B) eight and three-quarter percent (8.75%) for all other office Real Property, and (C) nine percent (9.00%) for industrial Real Property; (ii) the Investment in office and industrial Projects owned or ground-leased by the Consolidated Businesses for less than four fiscal quarters; (iii) unrestricted Cash and Cash Equivalents; (iv) land cost (at book value) and Construction Asset Cost, which credit will be limited to fifteen percent (15%) of Total Value (exclusive of build-to-suit Projects that are seventy-five percent (75%) pre-leased or Projects which are less than seventy-five percent (75%) pre-leased but have a pro-forma yield of ten percent (10%) or more, based upon executed leases and the cost of acquisition plus the estimated cost to complete the same, which estimated cost to complete shall be determined in a manner reasonably acceptable to the Administrative Agent and the Syndication Agent); (v) NOI from all other Real Property not otherwise set forth in this definition, divided by twelve percent (12%); (vi) Servicing EBITDA of the Management Company or other such service companies for the immediately preceding four (4) consecutive quarters, divided by twenty percent (20%); (vii) any investment in or loan to (based on the actual cash investment in or loan to), directly or indirectly, an affiliated or unaffiliated operating company and investments in or loans to Investment Funds either directly or


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           indirectly or joint venture arrangements with Investment Funds, which credit will be limited to $100,000,000 (valued at the lower of cost or market in accordance with GAAP), other than (x) investments in, loans to, or joint venture arrangements with Joint Ventures and (y) Performing Notes; (viii) Performing Notes, which credit will be limited in the aggregate to fifteen percent (15%) of Total Value; and (ix) Eligible Cash 1031 Proceeds;

                less (b) the quotient of the Capital Expenditure Valuation Reserve Amounts for such period, divided by (A) seven and one-half percent (7.50%) for all New York City Assets, (B) eight and three-quarter percent (8.75%) for all other office Property, and
           (C) nine percent (9.00%) for industrial Property;

                provided, the sum of items (a) (iv), (vii) and (viii) above shall not exceed twenty-five percent (25%) of Total Value."

                2.1.9. The following new definitions shall be inserted in
           Section 1.1. in proper alphabetical order:

                ""Triple Net Lease" means a Lease representing all or substantially all of the rentable area of a Property where the tenant is responsible for real estate taxes and assessments, repairs and maintenance, insurance and other expenses relating to such Property provided, that adequate insurance is maintained for such Property either by the tenant, the Borrower, the Company, a Subsidiary or a Joint Venture."

           2.2. Amendments to Section 10.11.
           ---------------------------------

                2.2.1. Section 10.11(a) is hereby amended by restating such
           Section 10.11(a) in its entirety to read as follows:

                "(a) Indebtedness. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to ("Incur") any Indebtedness, except:

                     (i) Total Outstanding Indebtedness which would not exceed
                sixty percent (60%) of Total Value as of the date of incurrence; provided that if the Borrower or its Subsidiaries shall have Incurred any Indebtedness in connection with the acquisition of any material Real Property during the previous 120 days, the Borrower or its Subsidiaries may Incur Indebtedness (the "Incurrence") that would cause Total Outstanding Indebtedness to exceed sixty percent (60%) of


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                Total Value so long as (x) Total Outstanding Indebtedness does not exceed sixty-five percent (65%) of Total Value and (y) Total Outstanding Indebtedness is reduced to sixty percent (60%) or less of Total Value within 240 days after the date of the Incurrence (with such reduction to be certified in writing to the Administrative Agent by the Borrower);

                     (ii) Total Secured Outstanding Indebtedness which would
                not exceed forty percent (40%) of Total Value as of the date of incurrence, or

                     (iii) Total Recourse Secured Outstanding Indebtedness
                which would not exceed ten percent (10%) of Total Value as of the date of incurrence."

                2.2.2. Section 10.11(b) is hereby amended by deleting the words "the date hereof" at the end of such Section 10.11(b) and replacing such words with the date "June 20, 2005".

      3.   Provisions Of General Application.
           ----------------------------------

           3.1. Representations and Warranties. The Borrower hereby represents and warrants as of the date hereof that (a) each of the representations and warranties of the Borrower contained in the Term Loan Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Term Loan Agreement or this Amendment No. 1 are true and correct in all material respects as of the date as of which they were made and are true and correct in all material respects at and as of the date of this Amendment No. 1 (except to the extent that such representations and warranties expressly speak as of a different date),
      (b) no Potential Event of Default or Event of Default exists on the date hereof, and (c) this Amendment No. 1 has been duly authorized, executed and delivered by the Borrower and is in full force and effect as of the Effective Date, and the agreements and obligations of the Borrower contained herein constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its terms, except to the extent that the enforcement hereof or the availability of equitable remedies may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance or similar laws now or hereafter in effect relating to or affecting creditors' rights generally or by general principles of equity, or by the discretion of any court in awarding equitable remedies, regardless of whether such enforcement is considered in a preceding in equity or at law.

           3.2. No Other Changes. Except as otherwise expressly provided or contemplated by this Amendment No. 1, all of the terms, conditions and


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      provisions of the Term Loan Agreement remain unaltered and in full force and effect. The Term Loan Agreement and this Amendment No. 1 shall be read and construed as one agreement. The making of the amendments in this Amendment No. 1 does not imply any obligation or agreement by the Administrative Agent or any Lender to make any other amendment, waiver, modification or consent as to any matter on any subsequent occasion.

           3.3. Governing Law. This Amendment No. 1 shall be deemed to be a contract under the laws of the State of New York. This Amendment No. 1 and the rights and obligations of each of the parties hereto are contracts under the laws of the State of New York and shall for all purposes be construed in accordance with and governed by the laws of such State (excluding the laws applicable to conflicts or choice of law).

           3.4. Assignment. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective permitted successors and assigns.

           3.5. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, but all such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 1, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

      4. Effectiveness of this Amendment No. 1. This Amendment No. 1 shall become effective on the date on which the following conditions precedent are satisfied (such date being hereinafter referred to as the "Effective Date"):

           (a) Execution and delivery to the Administrative Agent by each of the Lenders, the Borrower, the Guarantors and the Administrative Agent of this Amendment No. 1.

           (b) Execution and delivery to the Administrative Agent of (i) a certificate of the Borrower confirming that there have been no changes to its charter documents since May 12, 2005, or (ii) if there have been changes to the Borrower's charter document since such date, a secretary's certificate of the Borrower certifying as to such changes.

           (c) Delivery to the Administrative Agent of an incumbency certificate of the Borrower and of resolutions of the board of directors of the general partner of the Borrower authorizing this Amendment No. 1.

           (d) Payment to the Administrative Agent, for the accounts of the Agents and the Lenders, as applicable, all fees due and payable on or before the Effective Date and all expenses due and payable on or before the Effective Date, including, without limitation, reasonable attorneys' fees and expenses


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      and other costs and expenses incurred in connection with this Amendment
      No. 1.

           (e) Delivery to the Administrative Agent by Fried Frank Harris Shriver & Jacobson LLP, as counsel to the Borrower, of an opinion addressed to the Lenders and the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

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      IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment No. 1 as of the date first set forth above.


                                       RECKSON OPERATING PARTNERSHIP, L.P.

                                       By: Reckson Associates Realty Corp.,
                                           its general partner



                                       By: /s/ Michael Maturo
                                           ------------------------------------
                                           Name:   Michael Maturo
                                           Title:  Chief Financial Officer



                                       CITICORP NORTH AMERICA, INC.,
                                       as Administrative Agent and as Lender



                                       By: /s/ Jeanne M. Craig
                                           ------------------------------------
                                           Name: Jeanne M. Craig
                                           Title: Vice President


Each of the undersigned Guarantors hereby acknowledges the foregoing Amendment No. 1 and reaffirms its guaranty of the Guaranteed Obligations (as defined in the Guaranty executed and delivered by such Guarantor) under the Credit Agreement and the other Loan Documents, each as amended hereby or in connection herewith, in accordance with the Guaranty executed and delivered by such Guarantor.


                                       RECKSON ASSOCIATES REALTY CORP.


                                       By: /s/ Michael Maturo
                                           ------------------------------------
                                             Name:   Michael Maturo
                                             Title:   Chief Financial Officer



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